Exhibit 99.1

FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Chau Hoi Shuen Solina Holly

Pioneer Step Holdings Limited

Dvorak International Limited

Skyinvest Associates Limited

Elgar International Limited

Brilliant Dynasty Limited

Champion River Ventures Limited

Winsave Resources Limited

Radiant Treasure Limited

Address of Joint Filers:

c/o Suites PT. 2909 & 2910, Harbour Centre,

25 Harbour Road

Wanchai, Hong Kong

Designated Filer:

Chau Hoi Shuen Solina Holly

Issuer and Ticker Symbol:

ChromaDex Corporation [CDXC]

Date of Event:

08/20/2024

Signatures of Joint Filers:

Chau Hoi Shuen Solina Holly

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Pioneer Step Holdings Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Dvorak International Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Skyinvest Associates Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Elgar International Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Brilliant Dynasty Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Champion River Ventures Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Winsave Resources Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory

Radiant Treasure Limited

By: /s/ Chau Hoi Shuen Solina Holly

-------------------------------

Authorized Signatory